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                                                                      EXHIBIT 21

                                  GENRAD, INC.

                 SCHEDULE OF SUBSIDIARIES AS OF MARCH 28, 1994

                                                                        STATE/JURISDICTION
                              SUBSIDIARY NAME                            OF INCORPORATION
                              ---------------                           ------------------
     GenRad...........................................................  France
     GenRad GmbH......................................................  Germany
     GenRad S.p.A.....................................................  Italy
     GenRad (Schweiz) AG..............................................  Switzerland
     GenRad Benelux B.V...............................................  Netherlands
     GenRad Europe Limited............................................  England
     GenRad Limited...................................................  England
     GenRad Holdings Limited..........................................  England
     GenRad Securities Corporation....................................  Massachusetts

All Subsidiaries are Consolidated Subsidiaries and do business under their own name.

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